UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2016

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 27, 2016, Lakeland Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as Representative of the Underwriters named therein, with respect to the sale of $75,000,000 of the Company’s 5.125% Fixed-to-Floating Rate Subordinated Notes due September 30, 2026 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Notes is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture and First Supplemental Indenture

The terms of the Notes are governed by the Indenture, dated as of September 30, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of September 30, 2016 (the “First Supplemental Indenture”), entered into between the Company and the Trustee.

Subordinated Notes

The Notes were offered pursuant to a prospectus supplement, dated September 27, 2016 (the “prospectus supplement”), to the prospectus, dated April 22, 2015, filed as part of the Registration Statement on Form S-3 (File No. 333-203408) originally filed with the Securities and Exchange Commission under the Securities Act on April 14, 2015, and declared effective on April 22, 2015.

The offering of the Notes closed on September 30, 2016. The net proceeds from the sale of the Notes to the Company were approximately $73.6 million, after giving effect to the underwriting discount of 1.25% and estimated expenses of the offering of the Notes. The Company intends to use these net proceeds for general corporate purposes and investments in Lakeland Bank, the Company’s wholly-owned subsidiary (the “Bank”), as regulatory capital.

The terms of the Notes are set forth in the First Supplemental Indenture. The Notes will bear interest at 5.125% annually from, and including, the date of initial issuance to, but excluding, September 30, 2021, payable semi-annually in arrears. From and including September 30, 2021 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR rate plus 397 basis points (3.97%), payable quarterly in arrears.

Interest on the Notes will be paid on March 31 and September 30 commencing March 31, 2017 to but not including September 30, 2021, and from and including September 30, 2021, on March 31, June 30, September 30 and December 31 of each year through the stated maturity date, unless in any case previously redeemed.

The Notes are unsecured, subordinated and (i) rank junior in right of payment and upon the Company’s liquidation to any existing and all future senior indebtedness (as defined in the First Supplemental Indenture and described under ‘‘Description of the Notes’’ in the prospectus supplement), (ii) rank equally in right of payment and upon the Company’s liquidation with any future unsecured indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, and (iii) rank senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to the Notes. In addition, the Notes will be effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank, and the Company’s other current and future subsidiaries, including, without limitation, the Bank’s liabilities to its depositors, liabilities to general creditors and liabilities arising in the ordinary course or otherwise.

The foregoing summaries of the Underwriting Agreement, the Indenture, the First Supplemental Indenture and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the respective documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On September 30, 2016, the Company distributed a press release announcing the closing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 27, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

4.1	Indenture, dated as of September 30, 2016, between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of September 30, 2016, between the Company and U.S. Bank National Association, as Trustee.

4.3	Form of 5.125% Fixed-to-Floating Rate Subordinated Note due September 30, 2026 (included in Exhibit 4.2).

5.1	Opinion of Lowenstein Sandler LLP regarding the legality of the Notes

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 30, 2016

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 27, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

4.1	Indenture, dated as of September 30, 2016, between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of September 30, 2016, between the Company and U.S. Bank National Association, as Trustee.

4.3	Form of 5.125% Fixed-to-Floating Rate Subordinated Note due September 30, 2026 (included in Exhibit 4.2).

5.1	Opinion of Lowenstein Sandler LLP regarding the legality of the Notes

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 30, 2016.